UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 17, 2007

Handheld Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32985	98-0430675

(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, California 94107	94107

(Address of Principal Executive Offices)	(Zip Code)

(415) 495-6470

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

Handheld Entertainment, Inc. (the “Company”), hereby amends the disclosure contained in the first paragraph under Item 1.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2007, as follows:

On January 17, 2007, the Company accepted subscriptions for 12,767 units (the “Units”), with each Unit consisting of 100 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), warrants to purchase 75 shares of Common Stock at an exercise price of $3.50 per share (the “$3.50 Warrants”) and warrants to purchase 75 shares of Common Stock at an exercise price of $4.00 per share (the “$4.00 Warrants,” and together with the $3.50 Warrants, the “Warrants”), for a purchase price of $300 per Unit, which resulted in gross proceeds of $3,830,000 to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Date:  January 19, 2007

By:

/s/ Jeff Oscodar

Jeff Oscodar

President and Chief Executive Officer